UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2005

LONG BEACH SECURITIES CORP.
(as depositor under the Pooling and Servicing Agreement,
dated as of September 1, 2005, providing for the issuance of
Asset-Backed Certificates, Series 2005‑3)
 (Exact name of registrant as specified in its charter)

  333-109318
(Commission File Number)

Delaware	33-0917586
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1400 South Douglass Road, Suite 100, Anaheim, California 92806
(Address of principal executive offices, with zip code)

(714) 939-5200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Description of the Certificates and the Mortgage Pool

            Long Beach Securities Corp. (the “Registrant”) plans a series of certificates, entitled Long Beach Mortgage Loan Trust 2005‑3, Asset-Backed Certificates, Series 2005‑3 (the “Certificates”), to be issued pursuant to a pooling and servicing agreement, dated as of September 1, 2005, among the Registrant as depositor, Long Beach Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee.  The Certificates to be designated as the Series 2005‑3 Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”) consisting primarily of a pool of fixed rate and adjustable rate, residential mortgage loans (the “Mortgage Loans”).

Computational Materials

            Lehman Brothers, Inc. (“Lehman”), WaMu Capital Corp. (“WCC”), Deutsche Bank Securities Inc. (“DBS”) and Credit Suisse First Boston LLC (“CSFB”) will be the underwriters in the public offering of the Certificates.  Lehman and WCC are referred to herein as the “Co-Lead Underwriters.”  Lehman, WCC, DBS and CSFB are referred to herein as the “Underwriters.”

            The Underwriters have advised the Registrant that they have furnished to certain prospective purchasers of Certificates certain materials, herein referred to as “Computational Materials”, in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund, the structure of the Certificates that will be publicly offered (the “Underwritten Certificates”) and terms of certain classes of Underwritten Certificates, and the hypothetical characteristics and hypothetical performance of certain classes of Underwritten Certificates under certain assumptions and scenarios.

            The Computational Materials have been provided by the Underwriters.  The information in the Computational Materials is preliminary and will be superseded by the Prospectus Supplement relating to the Certificates and by any other information subsequently filed with the Commission.

            The Computational Materials were prepared by the Co-Lead Underwriters at the request of certain prospective investors.  The Computational Materials may be based on information that differs from the information set forth in the Prospectus Supplement.

Collateral Term Sheets

Lehman has advised the Registrant that it has furnished to certain prospective purchasers of Certificates certain materials, herein referred to as “Collateral Term Sheets”, in written form, which Collateral Term Sheets are in the nature of loan level information, data tables and term sheet information relating to the Mortgage Loans or other assets of the Trust Fund.

The Collateral Term Sheets have been provided by Lehman.  The information in the Collateral Term Sheets is preliminary and will be superseded by a prospectus supplement relating to the Certificates and by any other information subsequently filed with the Commission.

The Collateral Term Sheets were prepared by Lehman at the request of certain prospective investors.  The Collateral Term Sheets may be based on information that differs from the information set forth in the prospectus supplement.

Item 9.01         Financial Statements and Exhibits

                        (a)        Financial Statements.

                                    Not applicable.

                        (b)        PRO FORMA Financial Information.

                                    Not applicable.

                        (c)        Exhibits

Exhibit No.	Item 601(A) of Regulation S-K Exhibit No.	Description

1	99.1

Computational Materials (as defined in Item 8.01) that have been provided by the Underwriters to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2005‑3.

2	99.2	Computational Materials (as defined in Item 8.01) that have been provided by the Underwriters to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2005‑3.

3	99.3	Collateral Term Sheets (as defined in Item 8.01) that have been provided by Lehman to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2005‑3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 24, 2005

LONG BEACH SECURITIES CORP.

By:	/s/ James Mark

Name: James Mark
Title: Authorized Officer

Index to Exhibits

Exhibit No.	Description

99.1

Computational Materials (as defined in Item 8.01) that have been provided by the Underwriters to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2005‑3.

99.2	Computational Materials (as defined in Item 8.01) that have been provided by the Underwriters to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2005‑3.

99.3	Collateral Term Sheets (as defined in Item 8.01) that have been provided by Lehman to certain prospective purchasers of Long Beach Mortgage Loan Trust Asset-Backed Certificates, Series 2005‑3.

EXHIBIT 99.1

 Electronic copy of Exhibit 99.1 attached as a separate document to this Form 8-K filing with the U.S. Securities and Exchange Commission